SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 22, 2004

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

333 South Grand Avenue, Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

213-626-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Registrant’s Business and Operations
ITEM 2.01 Acquisition of Assets
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4
EXHIBIT 99.5

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On November 22, 2004, Maguire Properties-Irvine MV Campus, LLC, a wholly owned subsidiary of Maguire Properties, L.P (the "Operating Partnership"), the operating partnership subsidiary of Maguire Properties, Inc. (the "Company"), a real estate investment trust, completed a $106 million, seven-year mortgage financing with Column Financial Inc., a subsidiary of Credit Suisse First Boston, for the Washington Mutual Irvine Campus office complex, bearing interest at a fixed rate of 5.07% with a maturity date of December 11, 2011. The financing was evidenced by a deed of trust and related loan documents, certain of which are filed with this report.

The new mortgage loan is interest only for the term of the loan. The loan may not be prepaid in whole or part at any time prior to six months before the maturity date without penalty except as follows: during the period prior to six months before the maturity date, the loan may be prepaid subject to payment of a prepayment fee on thirty-days prior written notice to Column Financial, Inc. Beginning six months prior to the maturity date, the loan may be prepaid, in whole but not in part, without penalty on thirty-days prior written notice to Column Financial, Inc.

Section 2	Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 22, 2004, the Operating Partnership completed the acquisition of the Washington Mutual Irvine Campus office complex in Orange County, California from WMICC Delaware Holdings LLC, an affiliate of Washington Mutual Bank, FA ("Washington Mutual"). The Operating Partnership acquired the property through its wholly owned subsidiaries, Maguire Properties-Irvine MV Campus, LLC and Maguire Properties-Irvine MV Development, LLC. The purchase price, which was determined through negotiations between the Operating Partnership and Washington Mutual, was approximately $151.2 million. The Operating Partnership funded the purchase price with a $106 million, seven-year mortgage loan at a fixed interest rate of 5.07% provided by Column Financial Inc., a subsidiary of Credit Suisse First Boston. The remainder was funded with a one-year seller-financed note payable at 2.82%, per annum, collateralized with a letter of credit fully secured by a cash deposit. The seller-financed note is expected to be repaid from the proceeds of the cash deposit.

The Washington Mutual Irvine Campus office complex is located at Main Street and Von Karman Avenue, in the City of Irvine, Orange County, in close proximity to the Company’s Park Place Campus. The property contains four low-rise office buildings totaling approximately 416,000 square feet, as well as 2,610 subterranean, structured and surface parking spaces. The four existing buildings are 100% leased and are occupied by Washington Mutual Bank, FA, a wholly owned subsidiary of Washington Mutual Inc. under net leases with an average term of seven years. The property also includes an undeveloped land parcel which has entitlements for a new 145,000 square foot, five-story office building. The four existing buildings and certain parking spaces are owned by Maguire Properties-Irvine MV Campus, LLC and the undeveloped land parcel entitled for future development and the remainder of the parking spaces are owned, subject to reciprocal easements, by Maguire Properties-Irvine MV Development, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Dallas E. Lucas
Dallas E. Lucas
Executive Vice President and
Chief Financial Officer

Dated:    November 24, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Deed of Trust and Security Agreement dated November 22, 2004 by Maguire Properties-Irvine MV Campus, LLC and Column Financial, Inc.

99.2	Promissory Note dated November 22, 2004 by Maguire Properties-Irvine MV Campus, LLC and Column Financial, Inc.

99.3	Promissory Note dated November 22, 2004 by Maguire Properties L.P. and WMICC Delaware Holdings LLC.

99.4	Guaranty Agreement dated November 22, 2004 by Maguire Properties, L.P. and Column Financial, Inc.

99.5	Loan Agreement dated November 22, 2004 by Maguire Properties-Irvine MV Campus , LLC and Column Financial, Inc.